Exhibit 99.35

June 30, 2004

Foster Wheeler LLC

Perryville Corporate Park

Service Road East 173

Clinton, New Jersey 08809-4000

AMENDMENT NO. 4 TO NO-TRANSFER AGREEMENT

Ladies and Gentlemen:

Reference is made to the No-Transfer Agreement dated April 9, 2004 (as amended by Amendment No. 1 to the No-Transfer Agreement dated May 4, 2004, Amendment No. 2 to the No-Transfer Agreement dated May 7, 2004 and Amendment No. 3 to the No-Transfer Agreement dated May 19, 2004, the “No-Transfer Agreement”), among Foster Wheeler Ltd., a Bermuda Company, Foster Wheeler LLC, a Delaware limited liability company (collectively, the “Companies,” and each, individually, a “Company”) and the signatories thereto (collectively the “Security Holders,” and each, individually, a “Security Holder”).  Terms defined in the No-Transfer Agreement are used herein as defined therein.

The Companies have requested that the Security Holders agree to amend the No-Transfer Agreement and the Security Holders are willing to so agree upon the terms and conditions of this Amendment No. 4 to the No-Transfer Agreement (the “Amendment No. 4”).  Accordingly, the parties hereto hereby agree as follows:

Section 1.  Amendments.  Subject to the satisfaction of the conditions precedent set forth in Section 2 hereof, the No-Transfer Agreement shall be amended as follows:

1.01.        Schedule 1. Schedule 1 to the No-Transfer Agreement is hereby deleted in its entirety and replaced in its entirety by Schedule 1 hereto.

1.02.                        Definitions.

(a)           The definition of “Business Day” in Section 1 of the No-Transfer Agreement is hereby amended to read in its entirety as follows:

“Business Day” means any day excluding Saturday, Sunday, a federal holiday and any day that shall be in the City of New York a legal holiday or a day on which banking institutions are authorized or required by law or other governmental actions to close.

(b)           The definitions of “Exchange Offer” and “Restructuring” in Section 1 of the No-Transfer Agreement are hereby amended by replacing the reference to “Schedule 2 to the Extension of Commitments” therein with “Schedule 3 hereto”.

1.03.        The Companies’ Obligations.

(a)           Section 2(a) of the No-Transfer Agreement is hereby amended to read in its entirety as follows:

“a.           Each Company agrees, as promptly as practicable, (i) and in any event no later than July 9, 2004, to file Post-Effective Amendment No. 1 to Form S-4 (including the additional registration statement on Form S-4) with the Commission which shall reflect the terms set forth in Schedule 3 hereto, (ii) and in any event no later than 30 calendar days following the filing with the Commission referred to in clause (i) above, to use commercially reasonable best efforts to (A) amend the Form S-4 (and the exhibits thereto) to reflect the terms set forth in Schedule 3 hereto, (B) provide to the Security Holders and their representatives a reasonable opportunity to review and approve the final form and substance of such amendment to the Form S-4, such approval not to be unreasonably withheld, and (C) cause such amendment to the Form S-4 to be declared effective and (iii) and in any event no later than 2 Business Days after such amendment to the Form S-4 has been declared effective, to use its commercially reasonable best efforts to commence the Exchange Offer (on the terms set forth in such amendment to the Form S-4), and to do all things reasonably necessary and appropriate in furtherance thereof, including filing any related documents with the Commission, and to use its commercially reasonable best efforts to complete the same and consummate the Restructuring (on the terms set forth in such amendment to the Form S-4).”

(b)           Section 2 of the No-Transfer Agreement is hereby amended by adding clauses (h), (i) and (j) thereto as follows:

“h.           If (i) either Company enters into a no-transfer or similar agreement with another holder of Securities with respect to or relating in any way to a restructuring, recapitalization or exchange offer and (ii) such agreement contains any term, provision or condition that is either more favorable to such holder of Securities or other party in interest or more restrictive or onerous to the Companies than those contained (or not contained) in this Agreement, then the Security Holders shall have the benefit of such term, provision or condition as if it were fully set forth herein and as if the Security Holders were signatories to such other agreement for the purpose of making such term, provision or condition legally valid, binding and enforceable by and between the Security Holders and the Companies.

i.              Without limiting the generality of clause (f) above, the Companies shall not, and will not take any action to, amend any of the terms or conditions of any options outstanding on the date hereof that are exercisable for common shares of Foster Wheeler Ltd. or any of its subsidiaries.

j.              That, without limiting the generality of clause (f) above,  during the effectiveness of this Agreement, without the prior consent of each Security Holder and other than in accordance with the terms of the Restructuring and/or disclosed in the Form S-4, provided, that this Section 2(j) shall not apply to the transactions identified on Schedule 2 hereto, each Company shall not directly or indirectly, do or permit to occur or suffer to exist any of the following: (A) issue, sell, pledge, dispose of or encumber any additional shares of, or any options, warrants, conversion privileges or rights of any kind to acquire any shares of, any of its equity interests including without limitation partnership interests or capital stock; (B) amend or propose to amend their respective articles of incorporation or comparable organizational documents; or (C) split, combine or reclassify any outstanding shares of its capital stock or other equity interests, or declare, set aside or pay any dividend or other distribution payable in cash, stock, property or otherwise with respect to any of their equity interests including without limitation partnership or membership interests or capital stock (except intercompany dividends and distributions).”

1.04         Security Holders’ Obligations. Section 4(c) of the No-Transfer Agreement is hereby amended by adding the following sentence thereto:

“Notwithstanding anything herein to the contrary, only the Securities owned by Loeb Partners Corp. that are set forth on Schedule 1 hereto (as amended by Amendment No. 4 to the No-Transfer Agreement dated June 30, 2004) and any Securities acquired by Loeb Partners Corp. after June 30, 2004 shall be subject to the terms and conditions of this Agreement.”

1.05                           Termination of Agreement.

(a)           Clauses (i) and (ii) of Section 6(a) of the No-Transfer Agreement are hereby amended to read in their entirety as follows:

“(i)          (A) July 9, 2004, unless the Post-Effective Amendment No. 1 to Form S-4 (including the additional registration statement on Form S-4), which shall reflect the terms set forth in Schedule 3 hereto, has been filed the Commission, (B) 30 calendar days following the filing with the Commission referred to in clause (A) above, unless (x) the Form S-4 has been amended to reflect the terms set forth in Schedule 3 hereto, (y) the Security Holders and their representatives have been provided a reasonable opportunity to review and approve the final form and substance of such amendment to the Form S-4, such approval not to be unreasonably withheld and (z) such amendment to the Form S-4 has been declared effective by the Commission and (C) two Business Days after the amendment to the Form S-4 has been declared effective by the Commission if the Exchange Offer has not been commenced by the end of such date (on the terms set forth in such amendment to the Form S-4);

(ii)           the earliest to occur of (A) the twenty-first Business Day following the day the Exchange Offer is commenced and (B) the termination or abandonment of the Exchange Offer;”.

(b)           Section 6(a) of the No-Transfer Agreement is hereby amended by deleting “and” at the end of clause (vii), replacing the period at the of clause (viii) with “; and” and adding a clause (ix) as follows:

“(ix)  June 30, 2004, if the terms set forth in Schedule 3 hereto have not been publicly disclosed in a manner reasonably acceptable to the Security Holders by the end of such date.”

1.06         Counterparts. Section 20 of the No-Transfer Agreement is hereby amended by adding the following sentence thereto:

“Any Person may become a party to this Agreement, as amended, on or after the date of this Agreement by executing a signature page to this Agreement and providing a supplement to Schedule 1 with the name of such Person and the principal amount of each of the 2005 Notes, Convertible Notes, Robbins Bonds and Trust Securities held by such Person, as the case may be, and shall thereafter be deemed a Security Holder for purposes of this Agreement, as amended.”

Section 2.  Conditions.  The amendments set forth in Section 1 hereof shall become effective, as of the date hereof, upon satisfaction of the following conditions:

(a)  Execution of this Amendment No. 4. The execution and delivery of counterparts of this Amendment No. 4 by each of the Companies and each of the Security Holders not later than June 30, 2004; and

(b)  Payment of Fees.  The payment of any outstanding invoices for fees and expenses incurred by Saybrook Restructuring Advisors, LLC and Milbank, Tweed, Hadley & McCloy LLP, with respect to which invoices have been delivered to either of the Companies on or before June 29, 2004.

Section 3.  Miscellaneous.  Except as herein provided, the terms and conditions set forth in the No-Transfer Agreement shall continue unchanged and in full force and effect.  This Amendment No. 4 shall be governed by, and construed in accordance with, the law of the State of New York.

IN WITNESS WHEREOF, each of the parties has caused this Amendment No. 4 to be executed and delivered by its duly authorized officers as of the date first written above.

Very truly yours,

FOSTER WHEELER LTD.

By:	/s/ Brian K. Ferraioli
Name: Brian K. Ferraioli
Title: Vice-President & Controller

FOSTER WHEELER LLC

By:	/s/ Thierry Desmaris
Name: Thierry Desmaris
Title: Treasurer

Security Holder:

Wells Fargo Bank, N.A.

By:	/s/ Peta Swidler
Name: Peta Swidler
Title: Senior Vice-President

Security Holder:

Sutter Advisors LLC

By:	/s/ Peta Swidler
Name: Peta Swidler
Title: Senior Vice-President

Security Holder:

Merrill Lynch Global Allocation Fund, Inc.

By:	/s/ Dan C.V. Chamby
Name: Dan C.V. Chamby
Title: Associate Portfolio Manager

Security Holder:

Merrill Lynch Global Allocation Fund, Inc.
- MLIIF Global Allocation Fund

By:	/s/ Dan C.V. Chamby
Name: Dan C.V. Chamby
Title: Associate Portfolio Manager

Security Holder:

Merrill Lynch Global Allocation Fund, Inc.
Merrill Lynch Global Allocation V.I. Fund

By:	/s/ Dan C.V. Chamby
Name: Dan C.V. Chamby
Title: Associate Portfolio Manager

Security Holder:

Merrill Lynch Global Allocation Fund, Inc.
Allocation Strategy Portfolio

By:	/s/ Dan C.V. Chamby
Name: Dan C.V. Chamby
Title: Associate Portfolio Manager

Security Holder:

Tribeca Investments Ltd.

By:	/s/ Steve Qian
Name: Steve Qian
Title: Portfolio Manager

Security Holder:

Highbridge Capital Corporation

By:	/s/ Andrew Martin
Name: Andrew Martin
Title: Portfolio Manager

Security Holder:

SPECIAL VALUE ABSOLUTE RETURN
FUND, LLC

By:	SVAR/MM, LLC
Its:	Managing Member
By:	Tennenbaum Capital Partners, LLC
Its:	Managing Member
By:	Tennenbaum & Co., LLC
Its:	Managing Member

By:	/s/ Mark Holdsworth
Name: Mark Holdsworth
Title: Managing Partner

Security Holder:

SPECIAL VALUE BOND FUND II, LLC
	By:	SVIM/MSM II, LLC
	Its:	Managing Member
	By:	Tennenbaum & Co., LLC
	Its:	Managing Member

By:	/s/ Mark Holdsworth
Name: Mark Holdsworth
Title: Managing Partner

Security Holder:

Aristeia Trading, L.L.C.

By:	/s/ Robert H. Lynch, Jr.
Name: Robert H. Lynch, Jr.
Title: Managing Member of the Investment Manager

Security Holder:

Aristeia Trading, L.td.

By:	/s/ Robert H. Lynch, Jr.
Name: Robert H. Lynch, Jr.
Title: Managing Member of the Investment Manager

Security Holder:

Lehman Brothers Inc.

By:	/s/ Richard Garward
Name: Richard Garward
Title: Managing Director

Security Holder:

Citigroup Global Markets Inc.

By:	/s/ Douglas D. Vissicchio
Name: Douglas D. Vissicchio
Title: Managing Director

Security Holder:

Mellon HBV Master Leveraged Multi Strategy
Fund LP

By:	/s/ Robert Beers
Name: Robert Beers
Title: Managing Director

Security Holder:

Mellon HBV Master Multi Strategy Fund LP

By:	/s/ Robert Beers
Name: Robert Beers
Title: Managing Director

Security Holder:

Mellon HBV Master US Event Driven Fund LP

By:	/s/ Jeremy Carton
Name: Jeremy Carton
Title: Senior Analyst

Security Holder:

Loeb Partners Corp.

By:	/s/ Bob Grubin
Name: Bob Grubin
Title: Vice-President

Security Holder:

LC Capital Master Fund, Ltd.

By:	/s/ Richard F. Conway
Name: Richard F. Conway
Title: Director

Security Holder:

Lyra Capital LLC
By: Lampe, Conway & Co. LLC

By:	/s/ Richard F. Conway
Name: Richard F. Conway
Title: Managing Member

Security Holder:

Delaware Delchester Fund, a series of Delaware Group Income Funds
By: Its President

By:	/s/ Jude T. Driscoll
Name: Jude T. Driscoll

Security Holder:

Delaware Investments Dividend and Income Fund, Inc. By: Its President
By:	/s/ Jude T. Driscoll
Name: Jude T. Driscoll

Security Holder:

Delaware Investments Global Dividend and Income Fund, Inc. By: Its President

By:	/s/ Jude T. Driscoll
Name: Jude T. Driscoll

Security Holder:

Delaware VIP High Yield Series, a Series of Delaware VIP Trusts By: Its President

By:	/s/ Jude T. Driscoll
Name: Jude T. Driscoll

Security Holder:

High Yield Bond Portfolio, a series of Delaware Pooled Trusts
By: Its President

By:	/s/ Jude T. Driscoll
Name: Jude T. Driscoll

Security Holder:

Delaware High-Yield Opportunities Fund, a series of Delaware Group Income Funds
By: Its President

By:	/s/ Jude T. Driscoll
Name: Jude T. Driscoll

Security Holder:

HYPPCO Finance Company Ltd.
By:	/s/ Patrick P. Coyne
Name: Patrick P. Coyne
Title: Executive Vice President

Security Holder:

Atlantic Global Funding CBO, Limited
By: Delaware Investment Advisers, a series of Delaware Management Business Trust, its Manager
By:	/s/ Patrick P. Coyne
Name: Patrick P. Coyne
Title: Executive Vice President

Security Holder:

Admiral CBO (Cayman) Ltd.
By: Delaware Investment Advisers, a series of Delaware Management Business Trust, Manager

By:	/s/ Patrick P. Coyne
Name: Patrick P. Coyne
Title: Executive Vice President

Security Holder:

The Lincoln National Life Insurance Company, SA20 — High Yield Bond Account
By: Delaware Investment Advisers, a series of Delaware Management Business Trust, its Attorney-in-Fact

By:	/s/ Thomas H. Chow
Name: Thomas H. Chow
Title: Vice President